EXHIBIT 1

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                          AGREEMENT AND PLAN OF MERGER,


                          dated as of October 9, 2000,


                                  by and among


                         METROMEDIA FIBER NETWORK, INC.,


                                 SITESMITH, INC.


                                       and


                           AQUEDUCT ACQUISITION CORP.



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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

RECITALS.......................................................................1

ARTICLE I           THE MERGER.................................................2
         Section 1.1  The Merger...............................................2
         Section 1.2  Closing..................................................2
         Section 1.3  Effective Time...........................................2
         Section 1.4  The Certificate of Incorporation.........................2
         Section 1.5  The By-Laws..............................................3
         Section 1.6  Directors of Surviving Corporation.......................3
         Section 1.7  Officers of Surviving Corporation........................3

ARTICLE II          EFFECT OF THE MERGER ON CAPITAL STOCK;
                    EXCHANGE OF CERTIFICATES...................................3
         Section 2.1  Conversion of Capital Stock..............................3
         Section 2.2  Exchange of Certificates.................................5
         Section 2.3  Escrow...................................................9
         Section 2.4  Treatment of Company Stock Options......................10
         Section 2.5  Appraisal Rights........................................11
         Section 2.6  Adjustments to Prevent Dilution.........................12
         Section 2.7  Withholding Rights......................................12

ARTICLE III         REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY............................................13
         Section 3.1  Organization and Qualification; Subsidiaries............13
         Section 3.2  Certificate of Incorporation and By-Laws................13
         Section 3.3  Capitalization..........................................14
         Section 3.4  Authority...............................................15
         Section 3.5  No Conflict.............................................16
         Section 3.6  Required Filings and Consents...........................16
         Section 3.7  Permits; Compliance with Law............................17
         Section 3.8  Company S-1; Financial Statements.......................17
         Section 3.9  Absence of Certain Changes or Events....................18
         Section 3.10  Employee Benefit Plans.................................20
         Section 3.11  Tax Matters............................................22
         Section 3.12  Contracts; Debt Instruments............................22
         Section 3.13  Litigation.............................................22
         Section 3.14  Environmental Matters..................................22
         Section 3.15  Intellectual Property..................................24
         Section 3.16  Taxes..................................................26
         Section 3.17  Non-Competition Agreements.............................26
         Section 3.18  Certain Agreements.....................................27
         Section 3.19  Real Property..........................................27
         Section 3.20  Labor Matters..........................................27

                                        i

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         Section 3.21  Customers..............................................28
         Section 3.22  Investment Company Act.................................28
         Section 3.23  Brokers................................................28
         Section 3.24  Certain Statutes.......................................29
         Section 3.25  Vote Required..........................................29
         Section 3.26  Registration Statement.................................29

ARTICLE IV          REPRESENTATIONS AND WARRANTIES
                    OF THE PARENT AND MERGER SUB..............................30
         Section 4.1  Organization and Qualification; Subsidiaries............30
         Section 4.2  Certificate of Incorporation and By-Laws................30
         Section 4.3  Capitalization..........................................31
         Section 4.4  Authority...............................................32
         Section 4.5  No Conflict.............................................32
         Section 4.6  Required Filings and Consents...........................33
         Section 4.7  Permits; Compliance with Law............................33
         Section 4.8  SEC Filings; Financial Statements.......................34
         Section 4.9  Absence of Certain Changes or Events....................35
         Section 4.10  Tax Matters............................................36
         Section 4.11  Litigation.............................................36
         Section 4.12  Environmental Matters..................................37
         Section 4.13  Taxes..................................................37
         Section 4.14  Brokers................................................38
         Section 4.15  Certain Statutes.......................................38
         Section 4.16  Interim Operations of Merger Sub.......................38
         Section 4.17  Registration Statement.................................38

ARTICLE V           COVENANTS.................................................39
         Section 5.1  Conduct of Business of the Company......................39
         Section 5.2  Other Actions...........................................41
         Section 5.3  Notification of Certain Matters.........................42
         Section 5.4  Access to Information; Confidentiality..................42
         Section 5.5  No Solicitation.........................................43
         Section 5.6  Affiliates..............................................43
         Section 5.7  Directors' and Officers' Indemnification and Insurance..44
         Section 5.8  Written Consent or Stockholders Meeting.................44
         Section 5.9  Reasonable Best Efforts.................................44
         Section 5.10 Registration Statement..................................45
         Section 5.11  Consents; Filings; Further Action......................45
         Section 5.12  Plan of Reorganization.................................46
         Section 5.13  Public Announcements...................................47
         Section 5.14  Obligations of Merger Sub..............................47
         Section 5.15  NASDAQ/NMS Listings....................................47
         Section 5.16  Expenses...............................................47
         Section 5.17  Takeover Statutes......................................47

                                       ii

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                                                                            PAGE
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         Section 5.18  Employee Benefits......................................48
         Section 5.19  Form S-8...............................................49
         Section 5.20  Parent Option Pool.....................................49

ARTICLE VI          CONDITIONS................................................50
         Section 6.1  Conditions to Each Party's Obligation to
                      Effect the Merger ......................................50
         Section 6.2  Conditions to Obligations of the Parent
                      and Merger Sub .........................................51
         Section 6.3  Conditions to Obligation of the Company.................52

ARTICLE VII         TERMINATION...............................................53
         Section 7.1  Termination.............................................53
         Section 7.2  Effect of Termination...................................54
         Section 7.3  Amendment...............................................54
         Section 7.4  Waiver..................................................54
         Section 7.5  Expenses Following Certain Termination Events...........55

ARTICLE VIII        SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                    AND REMEDIES, CONTINUING COVENANTS........................55
         Section 8.1  Survival of Representations.............................55
         Section 8.2  Agreement to Indemnify..................................55
         Section 8.3  Limitations and Exceptions to Indemnification...........55
         Section 8.4  Indemnification Procedures..............................56

ARTICLE IX          MISCELLANEOUS.............................................57
         Section 9.1  Certain Definitions.....................................57
         Section 9.2  Survival................................................58
         Section 9.3  Counterparts............................................58
         Section 9.4  GOVERNING LAW AND VENUE, WAIVER
                         OF JURY TRIAL........................................58
         Section 9.5  Notices.................................................59
         Section 9.6  Entire Agreement........................................60
         Section 9.7  No Third Party Beneficiaries............................60
         Section 9.8  Severability............................................60
         Section 9.9  Interpretation..........................................61
         Section 9.10  Assignment.............................................61
         Section 9.11  Specific Performance...................................61

                                       iii

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EXHIBITS
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Exhibit A         Voting Agreement
Exhibit B-1       Spagnolo Employment Agreement
Exhibit B-2       Ryan Employment Agreement
Exhibit C         Form of Escrow Agreement
Exhibit D         Form of Affiliate Letter
Exhibit E-1       Form of Parent Tax Representation Letter
Exhibit E-2       Form of Company Tax Representation Letter



                                       iv

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                             INDEX OF DEFINED TERMS
                             ----------------------


TERM                                                                SECTION
----                                                                -------
Acquisition Proposal................................................5.5(c)
Additional Option Grant.............................................5.19
Affected Employees..................................................5.17(b)
affiliate...........................................................9.1(a)
Affiliate Letter....................................................5.6
Aggregate Share Consideration.......................................2.1(a)(i)
Agreement...........................................................Preamble
Average Parent Stock Price..........................................2.1(a)(i)
Basket..............................................................8.3(b)
Blue Sky Laws.......................................................3.6
business day........................................................9.1(b)
Certificate.........................................................2.1(a)(iii)
Certificate of Merger...............................................1.3
CGCL................................................................2.5
Claims..............................................................3.13
Closing.............................................................1.2
Closing Date........................................................1.2
COBRA...............................................................3.10(d)
Code................................................................Recital (d)
Company.............................................................Preamble
Company Benefit Plans...............................................3.10(a)
Company Certificate.................................................2.1(a)(ii)
Company Charter Documents...........................................3.2
Company Common Stock................................................2.1(a)(i)
Company Disclosure Letter...........................................3.1(b)
Company Option Plans................................................3.3(a)
Company Permits.....................................................3.7
Company Preferred Stock.............................................2.1(a)(ii)
Company Real Property Leases........................................3.19(b)
Company S-1.........................................................3.8
Company Series A Preferred Stock....................................2.1(a)(ii)
Company Series B Preferred Stock....................................2.1(a)(ii)
Company Series C Preferred Stock....................................2.1(a)(ii)
Company Stockholders................................................2.3(a)
Company Stockholders Meeting........................................5.8
Company Stock Options...............................................3.3(a)
Company Subsidiaries................................................3.1(a)
Company Tax Representation Letter...................................5.12
Company Warrants....................................................3.3(a)
Confidentiality Agreement...........................................5.4(b)
Contracts...........................................................3.5(a)(iii)
control.............................................................9.1(a)

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TERM                                                                SECTION
----                                                                -------
controlled by.......................................................9.1(a)
controlling.........................................................9.1(a)
Damages.............................................................8.2
DGCL................................................................Recital (a)
Dispute Period......................................................8.4(b)
Dissenting Shares...................................................2.5(a)
Effective Time......................................................1.3
Environment.........................................................3.14(b)(i)
Environmental Claims................................................3.14(b)(ii)
ERISA...............................................................3.10(a)
ERISA Affiliate.....................................................3.10(a)
Escrow Agent........................................................2.3(a)
Escrow Agreement....................................................2.3(a)
Escrow Period.......................................................2.3(a)
Escrow Release Date.................................................8.1
Escrow Shares.......................................................2.3(a)
Escrow Representative...............................................2.3(a)
Excess Parent Shares................................................2.2(f)(i)
Exchange Act........................................................3.6
Exchange Agent......................................................2.2(a)
Exchange Fund.......................................................2.2(a)
Exchange Ratio .....................................................2.1(a)(i)
Exchange Trust......................................................2.2(f)(i)
Expenses............................................................7.5
For Good Reason.....................................................5.17(c)
GAAP................................................................3.8(b)
Governmental Entity.................................................3.6
group...............................................................9.1(d)
Hazardous Substance.................................................3.14(b)(iii)
HSR Act.............................................................3.6
including...........................................................9.1(c)
Indemnified Parties.................................................5.7(a)
Indemnified Persons.................................................8.2
Indemnitors.........................................................8.2
Indemnity Notice....................................................8.4(b)
Intellectual Property...............................................3.15(a)(ii)
Investment Company Act..............................................3.22
IP Licenses.........................................................3.15(a)(ii)
IRS.................................................................3.10(a)
June Financial Statements...........................................3.8(c)
Law.................................................................3.5(a)(ii)
Liens...............................................................3.3(c)
Material Adverse Effect on the Company..............................3.1(a)
Material Adverse Effect on the Parent...............................4.1

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TERM                                                                SECTION
----                                                                -------

Material Contract...................................................3.12
Merger..............................................................Recital (a)
Merger Consideration................................................2.1(a)(iii)
Merger Sub..........................................................Preamble
Merger Sub Charter Documents........................................4.2
NASDAQ/NMS..........................................................2.1(a)(i)
Parent..............................................................Preamble
Parent Charter Documents............................................4.2
Parent Class B Common Stock.........................................4.3(a)
Parent Common Stock.................................................2.1(a)(i)
Parent Disclosure Letter............................................4.3(b)
Parent Filed SEC Reports............................................4.9(b)
Parent Permits......................................................4.7
Parent Preferred Stock..............................................4.3(a)
Parent SEC Reports..................................................4.8(a)
Parent Stock Options................................................4.3(a)
Parent Subsidiaries.................................................4.1
Parent Tax Representation Letter....................................5.12
person..............................................................9.1(d)
Principal Stockholders..............................................Recital (b)
Release.............................................................3.14(b)(iv)
Registration Statement..............................................3.26
Representatives ....................................................5.4(a)
Requisite Company Vote..............................................3.25
Ryan Employment Agreement...........................................Recital (c)
Safety and Environmental Laws.......................................3.14(b)(v)
SEC.................................................................3.8(a)
Securities Act......................................................3.6
Software............................................................3.15(a)(ii)
Spagnolo Employment Agreement.......................................Recital (c)
Sub Common Stock....................................................2.1(b)
subsidiary..........................................................9.1(e)
subsidiaries........................................................9.1(e)
Surviving Corporation...............................................1.1
Takeover Statute....................................................3.24
Taxes...............................................................3.16(a)
Technology..........................................................3.15(a)(ii)
Terminating Company Breach..........................................7.1(e)
Terminating Parent Breach...........................................7.1(f)
Third Party Claim...................................................8.4(a)
Total Company Shares................................................2.1(a)(i)
under common control with...........................................9.1(a)
Written Consent.....................................................5.8
1999 Financial Statements...........................................3.8(b)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER, dated as of October 9, 2000 (this "AGREEMENT"), by and among, Metromedia Fiber Network, Inc., a Delaware corporation (the "PARENT"), SiteSmith, Inc., a Delaware corporation (the "COMPANY"), and Aqueduct Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent ("MERGER SUB").


                                    RECITALS

                           (a) The respective boards of directors of the Parent,
Merger Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "MERGER"), and have approved and adopted this Agreement and the Merger, in accordance with the General Corporation Law of the State of Delaware (the "DGCL").

                           (b) Concurrently with the execution of this
Agreement, as a condition to the willingness of the Parent to enter into this Agreement, certain stockholders of the Company (the "PRINCIPAL STOCKHOLDERS") are entering into a Voting Agreement, a copy of which is attached hereto as Exhibit A (the "VOTING AGREEMENT"), providing for, among other things, the approval and adoption by such stockholders of this Agreement and the Merger.

                           (c) Concurrently with the execution of this
Agreement, as a condition to the willingness of the Parent to enter into this Agreement, Mark Spagnolo and Robert J. Ryan, IV are each entering into Employment Agreements, dated as of the date hereof and effective as of the Effective Time, with the Company, copies of which are attached hereto as Exhibit B-1 (the "SPAGNOLO EMPLOYMENT AGREEMENT") and as Exhibit B-2 (the "RYAN EMPLOYMENT AGREEMENT"), respectively.

                           (d) It is intended that, for U.S. federal income tax
purposes, the Merger shall qualify as a reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code.

                           (e) Certain terms used in this Agreement which are
not capitalized have the meanings specified in Section 9.1.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the DGCL, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the DGCL, including Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place: (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York at 10:00 A.M. on the business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; or (b) at such other place and time and/or on such other date as the Parent and the Company may agree in writing (the "CLOSING DATE").

                  SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties hereto will cause a Certificate of Merger (the "CERTIFICATE OF MERGER") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the DGCL (the "EFFECTIVE TIME").

                  SECTION 1.4 THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Merger Sub then reads and shall, as so amended, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law.

                  SECTION 1.5 THE BY-LAWS. The by-laws of the Company in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in their entirety as the by-laws of Merger Sub then read and shall, as so amended, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable law.

                  SECTION 1.6 DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                  SECTION 1.7 OFFICERS OF SURVIVING CORPORATION. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.


                                   ARTICLE II

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

                  SECTION 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company:

                           (a) MERGER CONSIDERATION.

                                    (i) Each share of the common stock, par
value $.0001 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are owned by the Parent, Merger Sub or any other Parent Subsidiary or by the Company) shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive the number of shares of Class A Common Stock, par value $ .01 per share, of the Parent ("PARENT COMMON STOCK") equal to the "EXCHANGE RATIO," which shall be calculated as follows:

                                            (x) if the Average Parent Stock
                  Price is greater than or equal to $24.00 and less than or equal to $27.2727, then the "Exchange Ratio" shall be equal to the quotient obtained by dividing (A) the Aggregate Share Consideration by (B) the Total Company Shares;

                                            (y) if the Average Parent Stock
                  Price is less than $24.00, then the "Exchange Ratio" shall be equal to the quotient obtained by dividing (A) 62,500,000 by
                  (B) the Total Company Shares; and

                                            (z) if the Average Parent Stock
                  Price is greater than $27.2727, then the "Exchange Ratio" shall be equal to the quotient obtained by dividing (A) 55,000,000 by (B) the Total Company Shares.

                  The "AGGREGATE SHARE CONSIDERATION" means that number of shares of Parent Common Stock (rounded to the nearest whole number) equal to the quotient obtained by dividing $1,500,000,000 by the Average Parent Stock Price.

                  The "AVERAGE PARENT STOCK PRICE" means the average of the daily closing prices of the Parent Common Stock as quoted by The Nasdaq Stock Market's National Market System ("NASDAQ/NMS") (as reported by BLOOMBERG, L.P.) for the twenty consecutive trading days ending on the fourth business day (including such fourth business day in the determination) immediately prior to the Closing.

                  "TOTAL COMPANY SHARES" means the sum of (i) all shares of Company Common Stock outstanding on the business day immediately prior to the Closing Date and (ii) all shares of Company Common Stock issuable upon the conversion, exchange or exercise of all Company securities convertible into or exchangeable or exercisable for Company Common Stock (including all Company Warrants, Company Stock Options and Company Preferred Stock) outstanding on the business day immediately prior to the Closing Date.

                                    (ii) Each share of the Series A Convertible
Preferred Stock, par value $.0001 per share, of the Company (the "COMPANY SERIES A PREFERRED STOCK"), the Series B Convertible Preferred Stock, par value $.0001 per share, of the Company (the "COMPANY SERIES B PREFERRED STOCK"), and the Series C Convertible Preferred Stock, par value $.0001 per share, of the Company (the "COMPANY SERIES C PREFERRED STOCK," and, together with the Company Series A Preferred Stock and the Company Series B Preferred Stock, the "COMPANY PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock that are owned by the Parent, any Parent Subsidiary, Merger Sub, the Company or any Company Subsidiary) shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into a number of shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock that each such share of Company Preferred Stock would have been entitled to receive upon conversion pursuant to Article IV(B)(4) of the Fourth Amended and Restated Certificate of Incorporation of the Company (the "COMPANY CERTIFICATE") immediately prior to the Closing Date and (y) the Exchange Ratio.

                                    (iii) The number of shares of Parent Common
Stock issuable pursuant to Section 2.1(a)(i) and (ii) shall be subject to adjustment as provided in Section 2.6 and such shares, together with cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.2(f), shall collectively be referred to as the "MERGER CONSIDERATION." At the Effective Time, all shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing such shares shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under Section 2.2(c).

                           (b) CAPITAL STOCK OF MERGER SUB. Each share of common
stock, par value $.01 per share, of Merger Sub ("SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                           (c) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED
STOCK. All shares of Company Common Stock that are owned by the Company as treasury stock or by the Parent, Merger Sub or any Parent Subsidiary issued and outstanding immediately prior to the Effective Time (i) shall, by virtue of the Merger and without any action on the part of the holder of any such shares, no longer be outstanding, (ii) shall be canceled and retired without payment of any consideration therefor, and (iii) shall cease to exist.

                  SECTION 2.2 EXCHANGE OF CERTIFICATES.

                           (a) EXCHANGE AGENT. Subject to the provisions of
Sections 2.3 and 2.5, as of the Effective Time, the Parent shall deposit with the Parent's transfer agent for its shares of Parent Common Stock, or with such other bank or trust company designated by the Parent prior to the Effective Time and reasonably acceptable to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of Certificates and for exchange in accordance with this Article II, certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) after giving effect to Sections 2.3 and 2.5 (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto to which the holders of Certificates may be entitled pursuant to Section 2.2(c) and with the proceeds held in the Exchange Trust, being hereinafter referred to as the "EXCHANGE FUND") in exchange for outstanding shares of Company Common Stock and Company Preferred Stock.

                           (b) EXCHANGE PROCEDURES. Promptly after the Effective
Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other customary provisions specified by the Parent, (ii) instructions for surrendering the Certificates in exchange for (A) certificates representing shares of Parent Common Stock, (B) cash in lieu of fractional shares, and (C) any unpaid dividends and other distributions and (iii) the stock transfer powers required by the Escrow Agent pursuant to Section 2.3. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (1) a certificate representing that number of whole shares of Parent Common Stock that the holder is entitled to receive under this Article II (after giving effect to the provisions of Section 2.3), (2) a check in the amount (after giving effect to any required tax withholding) of (x) any cash in lieu of fractional shares plus (y) any unpaid dividends (other than stock dividends) and any other dividends or other distributions that such holder has the right to receive under the provisions of this Article II. Any Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such shares of Company Common Stock or Company Preferred Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder or shall establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.

                           (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED COMPANY
COMMON STOCK. Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable under this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                           (d) NO FURTHER OWNERSHIP RIGHTS. Until surrendered as
contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. All shares of Parent Common Stock, together with any cash paid under Section 2.2(c) or Section 2.2(f) issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificates.

                           (e) NO FURTHER TRANSFERS. After the Effective Time,
the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time.

                           (f) FRACTIONAL SHARES.

                                    (i) No certificates or scrip representing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle its owner to vote, to receive dividends or other distributions or to any other rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock or Company Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article II, a cash payment in lieu of such fractional share of Parent Common Stock, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued (the "EXCESS PARENT SHARES"). Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent Shares shall be paid by the Surviving Corporation. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of shares of Company Common Stock or Company Preferred Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder is entitled (after taking into account all shares of Company Common Stock or Company Preferred Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates are entitled.

                                    (ii) Notwithstanding the provisions of
clause (i) of this Section 2.2(f), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Parent Shares and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of shares of Company Common Stock and Company Preferred Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (B) the closing price for a share of Parent Common Stock on the first business day immediately following the Effective Time as quoted by NASDAQ/NMS (as reported by BLOOMBERG, L.P.) and, in such case, all references in this Agreement to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(f)(ii).

                           (g) TERMINATION OF EXCHANGE FUND; UNCLAIMED STOCK.
Any shares of Parent Common Stock and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent Common Stock deposited by the Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the stockholders of the Company twelve months after the Effective Time shall be paid to the Parent. Any former stockholders of the Company who have not theretofore complied with this
Article II shall thereafter look only to the Parent for payment of their Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1 and Section 2.2(c) upon due surrender of their Certificates, in each case, without any interest. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to those amounts.

                           (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the
event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article II upon due surrender thereof and deliverable in respect of the shares represented by such Certificate under this Agreement, in each case, without interest.

                  SECTION 2.3 ESCROW.

                           (a) At the Closing, the Parent shall withhold from
the shares of Parent Common Stock that would otherwise be issued in the Merger to each holder of Company Common Stock and Company Preferred Stock (the "COMPANY STOCKHOLDERS") pursuant to Section 2.1(a), a number of such shares of Parent Common Stock that is equal to fifteen percent (15%) of the aggregate number of shares of Parent Common Stock included in the Merger Consideration, and the number of such shares of Parent Common Stock withheld from each Company Stockholder shall be PRO RATA and shall be rounded down to the nearest whole number of such shares (such withheld shares of Parent Common Stock being hereinafter referred to as the "ESCROW SHARES"). The Parent will deliver certificates representing such Escrow Shares to an institution reasonably acceptable to the Company, as escrow agent (the "ESCROW AGENT"), and, at the time prescribed in Section 2.2(b), the Company Stockholders will deliver to the Escrow Agent related stock transfer powers executed by the applicable Company Stockholders (with medallion signature guarantees if requested by the Escrow Agent), to be held by the Escrow Agent as security for the Company Stockholders' indemnification obligations under Article VIII and pursuant to the provisions of an escrow agreement in substantially the form attached hereto as Exhibit C (the "ESCROW AGREEMENT") to be entered into at the Closing by the Parent, the Escrow Agent and Mark Spagnolo, as the representative of the Company Stockholders (the "ESCROW REPRESENTATIVE") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Company Stockholder as provided in the Escrow Agreement. The Escrow Shares shall be withheld from each Company Stockholder PRO RATA in the same proportion as the total number of shares of Parent Common Stock issuable to such stockholder under Section 2.1(a) bears to the total number of shares of Parent Common Stock issued to all Company Stockholders under Section 2.1(a). The Escrow Shares shall be represented by stock certificates issued in the names of each of the Company Stockholders in proportion to their respective interests in the Escrow Shares and shall be held by the Escrow Agent during that time period commencing on the Effective Time and ending on the first anniversary of the Effective Time or on such earlier or later date as may be provided in the Escrow Agreement (such time period being hereafter called the "ESCROW PERIOD").

                           (b) By their approval of the Merger, the Company
Stockholders will be conclusively deemed to have consented to, approved and agreed to be bound by: (i) the indemnification provisions of Article VIII; (ii) the Escrow Agreement; (iii) the appointment of Mark Spagnolo as the Escrow Representative; and (iv) the taking by the Escrow Representative of any and all actions and the making of any decisions required or permitted to be taken by the Escrow Representative under this Agreement and/or the Escrow Agreement, including the exercise of the power to: (I) authorize delivery to the Parent of Escrow Shares in satisfaction of indemnity claims by the Parent or any other Indemnified Person pursuant to Article VIII and/or the Escrow

Agreement; (II) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (III) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article VIII; and (IV) take all actions necessary in the judgment of the Escrow Representative for the accomplishment of the foregoing. The Escrow Representative will have authority and power to act on behalf of each Company Stockholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims under Article VIII hereof or governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Company Stockholders are treated in the same manner. The Company Stockholders will be bound by all actions taken and documents executed by the Escrow Representative in connection with the Escrow Agreement, and the Parent will be entitled to rely on any action or decision of the Escrow Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Escrow Representative will not be liable to any Company Stockholder in the absence of gross negligence or willful misconduct on the part of the Escrow Representative. Any loss, liability or expense reasonably incurred without gross negligence or willful misconduct by the Escrow Representative in connection with actions taken by the Escrow Representative pursuant to the terms of the Escrow Agreement (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Company Stockholders to the Escrow Representative PRO RATA in proportion to their respective percentage interests in the Escrow Shares. In performing the functions specified in this Agreement and the Escrow Agreement, the Escrow Representative shall have reasonable access to information about the Parent and the reasonable assistance of the Parent's officers and employees; PROVIDED, that the Escrow Representative shall treat confidentiality and not disclose any nonpublic information from or about the Parent or any Parent Subsidiary to any person (except on a need to know basis to individuals who agree to treat such information confidentially).

                  SECTION 2.4 TREATMENT OF COMPANY STOCK OPTIONS AND COMPANY WARRANTS.

                           (a) The Parent and the Company shall take such
actions as are necessary to provide that, at the Effective Time, each outstanding Company Stock Option and Company Warrant shall be assumed by the Parent and adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase shares of Parent Common Stock, as provided below. Following the Effective Time, each Company Stock Option and Company Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Option Plans or any other agreement pursuant to which such Company Stock Option or Company Warrant was subject immediately prior to the Effective Time, as the case may be, except that (i) each such Company Stock Option and Company Warrant, as the case may be, shall be exercisable for that number of shares of Parent Common Stock equal to the product of (x) the aggregate number of shares of Company Common Stock for which such Company Stock Option or Company Warrant, as the case may be, was exercisable, and (y) the Exchange Ratio, rounded, in the case of any Company Stock Options, other than an "incentive stock option" (within the meaning of Section 422 of the Code), or Company Warrant, up, and, in the case of any Company Stock Option that is an incentive stock option, down, to the nearest whole share, and (ii) the exercise price per share of such Company Stock Option or Company Warrant shall be equal to the aggregate exercise prices of such Company Stock Option or Company Warrant immediately prior to the Effective Time divided by the number of shares of Parent Common Stock for which such Company Stock Option or Company Warrant shall be exercisable as determined in accordance with the preceding clause (i), rounded to the nearest cent in the case of any Company Warrant or any Company Stock Option other than an "incentive stock option" and, in the case of any Company Stock Option that is an "incentive stock option," rounded up to the nearest cent.

                           (b) As soon as practicable following the Effective
Time, the Parent shall deliver to the holders of Company Stock Options and Company Warrants appropriate notices setting forth such holders' rights after giving effect to the Merger and the provisions set forth above. At or prior to the Effective Time, the Company shall make such amendments and take such other actions, if any, to the Company Option Plans or such other agreement pursuant to which the Company Stock Options or Company Warrants were issued as shall be necessary to permit the assumption and adjustment referred to in this Section
2.4 and except as expressly required by the terms thereof as in effect on the date hereof and described in Section 3.3 of the Company Disclosure Letter, to ensure that none of the Company Stock Options or Company Warrants shall vest, and that there shall not be any acceleration of vesting schedules under the terms of such Company Stock Options and Company Warrants, as a result of the transactions contemplated hereby.

                           (c) It is the intention of the parties that, to the
extent that any Company Stock Option constituted an incentive stock option immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Company Stock Options provided by this
Section 2.4 satisfy the conditions of Section 424(a) of the Code. The Parent shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, such Company Option Plans, that the Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

                           (d) The Parent shall take all corporate action
necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options and Company Warrants at and after the Effective Time.

                  SECTION 2.5 APPRAISAL RIGHTS. (a) On the date hereof, the Company shall send to its stockholders who are entitled to appraisal rights the notice required by Section 262 of the DGCL and Chapter 13 of the California General Corporate Law ("CGCL"), if applicable. Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company for which, as of the date which is

20 days after the mailing of the notice to stockholders required by Section 262 of the DGCL and Chapter 13 of the CGCL, if applicable, the holder thereof has demanded an appraisal of their value in accordance with Section 262 of the DGCL or Chapter 13 of the CGCL, if applicable ("DISSENTING SHARES") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 2.1(a), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in
Section 262 of the DGCL and Chapter 13 of the CGCL, if applicable; PROVIDED, HOWEVER, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the DGCL and Chapter 13 of the CGCL, if applicable, or if any such shares shall lose their status as Dissenting Shares, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 2.1(a).

                           (b) The Company shall give Parent (i) prompt notice
of any written demand received by the Company to require the Company to purchase Dissenting Shares pursuant to Section 262 of the DGCL and Chapter 13 of the CGCL, if applicable, and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL or CGCL, if applicable, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless the Parent shall have consented in writing to such payment or settlement offer.

                  SECTION 2.6 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of shares of Company Common Stock, Company Preferred Stock or Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, Company Preferred Stock or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.

                  SECTION 2.7 WITHHOLDING RIGHTS. Each of the Surviving Corporation and the Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of Law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, and paid to the appropriate taxing authority, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Parent and Merger Sub that:

                  SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each of the Company and each subsidiary of the
Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Company or any Company Subsidiary that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated hereby, other than any change or effect relating to, arising out of or resulting from (i) general changes relating to the internet infrastructure or telecommunications industry, (ii) general changes in United States economic conditions, (iii) general changes in the United States securities markets, or (iv) the announcement of the execution of this Agreement or the pendancy or occurrence of any of the transactions contemplated hereby.

                           (b) Section 3.1(b) of the disclosure letter
previously delivered by the Company to the Parent (the "COMPANY DISCLOSURE LETTER") sets forth a correct and complete list of all of the Company Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of the Company and of each other Company Subsidiary. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any material interest in any person other than the Company Subsidiaries so listed.

                  SECTION 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Company Certificate and by-laws, each as amended through the date of this Agreement (the "COMPANY CHARTER DOCUMENTS") previously delivered to the Parent are correct and complete copies of those documents. The Company has made available to the Parent correct and complete copies of all organizational documents of each Company Subsidiary. The Company Charter Documents and all comparable organizational documents of the Company Subsidiaries are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its organizational documents.

                  SECTION 3.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Company
consists of 50,000,000 shares of Company Common Stock and 20,539,110 shares of Company Preferred Stock, par value $.0001 per share. As of October 9, 2000: (i) 16,568,013 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights; (ii) 7,200,000 shares of Company Series A Preferred Stock, 8,610,861 shares of Company Series B Preferred Stock and 4,717,372 shares of Company Series C Preferred Stock were issued or outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights; and (iii) (A) 8,293,990 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options (the "COMPANY STOCK OPTIONS") granted pursuant to the Company's 1999 Stock Plan, 2000 Directors' Stock Option Plan and 2000 Executive Stock Incentive Plan (collectively, the "COMPANY OPTION PLANS"), (B) 3,156,745 shares of Company Common Stock were reserved for issuance pursuant to options available for grant under the Company Option Plans, (C) 698,974 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants (the "COMPANY WARRANTS"), and
(D) 20,528,233 shares of Company Common Stock were reserved for issuance upon the conversion of the shares of Company Preferred Stock. Section 3.3(a) of the Company Disclosure Letter sets forth a correct and complete list as of October 6, 2000 of the holders of all Company Stock Options and Company Warrants, the number of shares subject to each such option or warrant and the exercise price thereof and the vesting schedule for all such options (including whether any such vesting is or will be accelerated or altered as a result of the execution of this Agreement or the consummation of the Merger). Except as set forth above, as of October 6, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Stock Options or Company Warrants outstanding on October 6, 2000.

                           (b) Except as set forth in Section 3.3(b) of the
Company Disclosure Letter and except for (i) outstanding Company Stock Options,
(ii) outstanding Company Warrants, (iii) outstanding shares of Company Preferred Stock, and (iv) rights to repurchase restricted shares issued pursuant to the 1999 Stock Plan or 2000 Executive Stock Incentive Plan, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

                           (c) All shares of Company Common Stock subject to
issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to effect the registration of any shares of Company Common Stock or other Company securities under the Securities Act. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens (other than statutory liens), claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "LIENS"). Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no outstanding material contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity that is not wholly owned by the Company or in any other person.

                  SECTION 3.4 AUTHORITY.

                           (a) The Company has all necessary corporate power and
authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                           (b) The Board of Directors of the Company (i) has
unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and
(ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company, and recommended that the stockholders of the Company adopt this Agreement.

                  SECTION 3.5 NO CONFLICT.

                           (a) Except as set forth in Section 3.5(a) of the
Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

                                    (i) conflict with or violate any provision
of the Company Charter Documents or any comparable organizational documents of any Company Subsidiary;

                                    (ii) assuming (w) that all consents,
approvals, authorizations and other actions described in Section 3.6 have been obtained, (x) all filings and obligations described in Section 3.6 have been made, (y) approval of this Agreement by the Requisite Company Vote, and (z) all applicable waiting periods have terminated or expired, conflict with or violate in any material respect any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

                                    (iii) result in any material breach of or
constitute a material default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected.

                           (b) Section 3.5(b) of the Company Disclosure Letter
sets forth a correct and complete list of all material Contracts to which the Company is a party or by which it or its assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                  SECTION 3.6 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "GOVERNMENTAL ENTITY"), except for (a) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), (b) applicable requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), (c) applicable requirements of state securities or "blue sky" laws, including the California Securities Law ("BLUE SKY LAWS"), (d) the rules and regulations of NASDAQ/NMS, (e) applicable requirements of Takeover Statutes, (f) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), or (g) the filing of the Certificate of Merger as required by the DGCL.

                  SECTION 3.7 PERMITS; COMPLIANCE WITH LAW. Each of the Company and each Company Subsidiary is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"). As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in material conflict with, or in material default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits.

                  SECTION 3.8 COMPANY S-1; FINANCIAL STATEMENTS.

                           (a) The Registration Statement on Form S-1 filed by
the Company (the "COMPANY S-1") with the U.S. Securities and Exchange Commission (the "SEC") (including all exhibits, annexes, supplements and amendments to the Company S-1) under the Securities Act at the time it was filed (i) complied in all material respects with the requirements of the Securities Act applicable to the Company S-1 and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in the Company S-1, in the light of the circumstances under which they were made, not misleading. The Company has made available to the Parent all correspondence from the SEC or any national securities exchange or quotation service or comparable Governmental Entity with respect to the Company S-1.

                           (b) The Company has delivered to the Parent the
audited consolidated balance sheet (including the related notes and independent auditors' report thereon) of the Company as of December 31, 1999, and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for the period ended December 31, 1999 (collectively, the "1999 FINANCIAL STATEMENTS"). The balance sheet (including the related notes) included in the 1999 Financial Statements presents fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as of December 31, 1999, and other related statements (including related notes) included in the 1999 Financial Statements present fairly, in all material respects, the results of operations and cash flows of the Company and the Company Subsidiaries for the period or as of the date set forth therein. Each of the balance sheet and statements of operations, changes in stockholders' equity and cash flows (including related notes) included in the 1999 Financial Statements has been prepared, in all material respects, in accordance with the U.S. Generally Accepted Accounting Principles ("GAAP").

                           (c) The Company has delivered to the Parent the
audited consolidated balance sheet of the Company as of June 30, 2000 and the audited consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries for the three-month period ended June 30, 2000 (collectively, the "JUNE FINANCIAL STATEMENTS"). Except for normally recurring year-end adjustments and the absence of any notes to the June Financial Statements, (i) the balance sheet included in the June Financial Statements presents fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as of June 30, 2000; (ii) the other related statements included in the June Financial Statements present fairly, in all material respects, the results of operations and cash flows of the Company and the Company Subsidiaries for the six-month period ended June 30, 2000, and (iii) each of the balance sheet, the statement of operations, changes in stockholders' equity and cash flows included in the June Financial Statements has been prepared, in all material respects, in accordance with GAAP, except as otherwise noted therein.

                           (d) Except as and to the extent set forth on the June
Financial Statements, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since June 30, 2000 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                           (a) Except as set forth in Section 3.9(a) of the
Company Disclosure Letter, since June 30, 2000, the Company and the Company Subsidiaries conducted their business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Company.

                           (b) Except as set forth in Section 3.9(b) of the
Company Disclosure Letter, since June 30, 2000, there has not been:

                                    (i) any damage, destruction or other
casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Company Subsidiary whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

                                    (ii) any material change by the Company in
its or any Company Subsidiary's accounting methods, principles or practices, except as required by GAAP;

                                    (iii) any declaration, setting aside or
payment of any dividend or distribution in respect of shares of capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's securities;

                                    (iv) any increase in the compensation or
benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law;

                                    (v) (A) any incurrence or assumption by the
Company or any Company Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Company or any Company Subsidiary for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

                                    (vi) any creation or assumption by the
Company or any Company Subsidiary of any Lien on any material asset of the Company or any Company Subsidiary, other than in the ordinary course of business consistent with past practice;

                                    (vii) any making of any loan, advance or
capital contribution to or investment in any person by the Company or any Company Subsidiary, other than in the ordinary course of business consistent with past practice and other than between the Company and any Company Subsidiary; or

                                    (viii) (A) any contract or agreement entered
into by the Company or any Company Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or
(B) any modification, amendment, assignment or termination of or relinquishment by the Company or any Company Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

                  SECTION 3.10 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in Section 3.10(a) of the
Company Disclosure Letter: (i) each pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, severance pay, or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (collectively, "COMPANY BENEFIT PLANS") of the Company or any Company Subsidiary has been administered and is in material compliance with the terms of such plan and all applicable laws, rules and regulations in all material respects; (ii) no "reportable event" (as such term is used in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than those events for which the 30 day notice has been waived pursuant to the regulations), non-exempt "prohibited transaction" (as such term is used in
Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Benefit Plan or any Benefit Plan of its affiliates and any trade or business which is or within the past five years has been under common control or which is or within the past five years has been treated as a single employer with the Company under Section 414(b),
(c), (m) or (o) of the Code ("ERISA AFFILIATE"); and (iii) with respect to the Company Benefit Plans intended to qualify under Section 401 of the Code, the Company has received a letter from the Internal Revenue Service ("IRS") setting forth the determination that such Company Benefit Plans are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, the Company may rely on an opinion letter issued with respect to a standardized prototype plan adopted in accordance with the requirements for such reliance, or the Company has applied (or there is time remaining to apply) to the IRS for such determination letter and to make amendments necessary to obtain a favorable determination with respect to all periods since the date of adoption of such Company Benefit Plan, and that nothing has occurred with respect to the operation of the Company Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code which would have, individually or in the aggregate, a Material Adverse Effect on the Company, and no notice has been received from the IRS with respect to the revocation of such qualification.

                           (b) There is no litigation or administrative or other
proceeding involving any Company Benefit Plan (other than routine claims for benefits and administrative appeals with respect to such claims) nor has the Company or any Company Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company. The Company has not incurred, nor, to the Company's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company. The termination of, or withdrawal from, any Company Benefit Plan or multiemployer plan to which the Company or any Company Subsidiary contributes, on or prior to the Closing Date, will not subject the Company or any Company Subsidiary to any liability under Title IV of ERISA that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                           (c) Section 3.10(c) of the Company Disclosure Letter
lists all material Company Benefit Plans. Correct and complete copies of the following documents, with respect to each of the Company Benefit Plans (other than a multiemployer plan), have been made available or delivered to the Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any;
(iii) the most recent IRS determination letter, if any; (iv) summary plan descriptions; (v) written communications to employees relating to the Company Benefit Plans; and (vi) written descriptions of all non-written agreements relating to the Company Benefit Plans.

                           (d) Except as set forth in Section 3.10(d) of the
Company Disclosure Letter, none of the Company Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Except as set forth in Section 3.10(d) of the Company Disclosure Letter and except as individually or in the aggregate do not have or could not reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning of
Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                           (e) Except as set forth in Section 3.10(e) of the
Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

                           (f) Except as set forth in Section 3.10(f) of the
Company Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Company Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code, and neither the Company nor any Company Subsidiary has made any payment that would not be deductible pursuant to the terms of Section 162(m) of the Code.

                  SECTION 3.11 TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor is the Company aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 3.12 CONTRACTS; DEBT INSTRUMENTS. Except for the Contracts disclosed in Section 3.12 of the Company Disclosure Letter, correct and complete copies of which have been made available to the Parent, there is no Contract that is material to the business, financial condition or results of operations of the Company or any of the Company Subsidiaries, taken as a whole (each a "MATERIAL CONTRACT"). Each of the Material Contracts constitutes a valid and legally binding obligation of the Company or such Company Subsidiary and of the other parties thereto, enforceable in accordance with its terms, and is in full force and effect. Neither the Company nor any Company Subsidiary, nor to the Company's knowledge, any other person, is in material violation of or in material default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which the Company or any Company Subsidiary is a party or by which it or any of their respective properties or assets is or may be bound or affected.

                  SECTION 3.13 LITIGATION. Except as disclosed in Section 3.13 of the Company Disclosure Letter, there is no suit, claim, action, proceeding or investigation (collectively, "CLAIMS") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity nor to the Company's knowledge is there any investigation or review by any Governmental Entity pending or threatened against, relating to or affecting the Company or any Company Subsidiary that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a judgment against the Company, any Company Subsidiary or their respective property or assets in excess of $250,000 or otherwise result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding material order, writ, injunction or decree.

                  SECTION 3.14 ENVIRONMENTAL MATTERS.

                           (a) Except as disclosed on Section 3.14 of the
Company Disclosure Letter or as could not reasonably be expected to have a Material Adverse Effect on the Company:

                                    (i) Neither the Company nor any Company
Subsidiary is or has been in violation of any applicable Safety and Environmental Law;

                                    (ii) To the Company's knowledge, the Company
and the Company Subsidiaries have all Company Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the businesses of the Company and the Company Subsidiaries, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Company and the Company Subsidiaries are in compliance in all material respects with all terms and conditions thereof;

                                    (iii) Neither the Company nor any Company
Subsidiary has received any Environmental Claim;

                                    (iv) To the Company's knowledge, there is
not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which the Company or any Company Subsidiary is directly or indirectly responsible; and

                                    (v) To the Company's knowledge, there is not
now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any Company Subsidiary and, to the Company's knowledge, was not at, on or in any real property previously owned, leased or operated by the Company or any Company Subsidiary or any predecessor: (A) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (B) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (C) any asbestos-containing material in a condition requiring abatement, (D) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (E) any Hazardous Substances present at such property, excepting such quantities as are handled in all material respects in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Company and the Company Subsidiaries.

                           (b) For purposes of this Agreement, the following
terms have the following meanings:

                                    (i) "ENVIRONMENT" means navigable waters,
waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plan and animal life on earth.

                                    (ii) "ENVIRONMENTAL CLAIMS" means any
written notification, whether direct or indirect, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health safety, that any of the current or past operations of any of the Parent, any Parent Subsidiary, the Company or any Company Subsidiary has or may have violated any such Safety and Environmental Law or principles of common law.

                                    (iii) "HAZARDOUS SUBSTANCE" means any toxic
waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

                                    (iv) "RELEASE" means any release, spill,
emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                                    (v) "SAFETY AND ENVIRONMENTAL LAWS" means
all federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 ET SEQ., the Clean Air Act, 42 U.S.C.ss. 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss. 121 ET SEQ., the Occupational Safety and Health Act, 29 U.S.C.ss. 651 ET SEQ., the Asbestos Hazard Emergency Response Act, 15 U.S.C.ss. 2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C.ss. 300f ET SEQ., the Oil Pollution Act of 1990 and analogous state acts.

                   SECTION 3.15  INTELLECTUAL PROPERTY.

                           (a) (i) Section 3.15(a)(i) of the Company Disclosure
Letter sets forth all material U.S. and foreign patents, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company or any Company Subsidiary, specifying as to each item, as applicable: (A) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (B) the issuance, registration or application numbers and dates.

                                    (ii) Section 3.15(a)(ii) of the Company
Disclosure Letter sets forth all material licenses, sublicenses, and other agreements or permissions ("IP LICENSES") pursuant to which the Company or any Company Subsidiary is a licensor or licensee of or otherwise is authorized to use or practice under third parties' rights in any Intellectual Property on an exclusive basis and any non-exclusive IP License that is not available to parties other than the Company or any Company Subsidiary on comparable commercial terms to which it is licensed to the Company or such Company Subsidiary. To the knowledge of the Company, all such IP Licenses are valid, enforceable and in full force and effect in accordance with their respective terms. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company: (A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "TECHNOLOGY"); and (E) computer software programs, including all source code, object code, and documentation related thereto (the "SOFTWARE").

                           (b) Except as set forth in Section 3.15(b) of the
Company Disclosure Letter, the Company and the Company Subsidiaries own, free and clear of all material Liens, or have valid rights to use all Intellectual Property material to their businesses and operations (including the right to license such Intellectual Property to third parties in the ordinary course of its business).

                           (c) Neither the Company nor any Company Subsidiary
has been a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell or license any Intellectual Property material to their businesses and operations. To the knowledge of the Company, no third party is infringing in any material respect upon any Intellectual Property material to its business and operations.

                           (d) The Company and the Company Subsidiaries have
taken all commercially reasonable actions to maintain and protect each item of Intellectual Property owned or exclusively licensed by them which are material to their businesses or operations.

                           (e) All Software that is material to the Company's
and the Company Subsidiaries' businesses and operations performs in all material respects the functions for which such Software is used by the Company and the Company Subsidiaries.

                           (f) After the completion of the transactions
contemplated by this Agreement, the Company and the Company Subsidiaries will continue to own all right, title and interest in and to or have a license to use all Intellectual Property (including all Software) material to their businesses or operations on terms and conditions identical in all material respects to those the Company and the Company Subsidiaries enjoyed immediately prior to such transactions.

                  SECTION 3.16 TAXES. (a) Except as set forth in Section 3.16(a) of the Company Disclosure Letter, (i) each of the Company and each Company Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all tax returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time and has paid, or has or will set up an adequate reserve for the payment of, all federal, state, local, foreign and other taxes, together with interest and penalties thereon ("TAXES"), required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the Unaudited Financials reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries accrued through June 30, 2000 and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company and the Company Subsidiaries other than those which are being contested in good faith and by proper proceedings by the Company.

                           (b) The federal income tax returns of the Company and
each Company Subsidiary and any affiliated, consolidated, combined or unitary group that includes the Company or any Company Subsidiary have not to date been examined by the IRS.

                           (c) Except as set forth in Section 3.16(c) of the
Company Disclosure Letter, neither the Company nor any Company Subsidiary has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a tax return must be filed which such statute of limitations has not expired or tax return has not been timely filed.

                           (d) Except as set forth in Section 3.16(d) of the
Company Disclosure Letter, (i) neither the Company nor any Company Subsidiary is a party to any action or proceeding pending nor, to the Company's knowledge, is any such action or proceeding threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the knowledge of the Company, been asserted and
(iii) no audit or investigation of the Company or any Company Subsidiary by any governmental authority is pending or, to the knowledge, threatened.

                  SECTION 3.17 NON-COMPETITION AGREEMENTS. Except as set forth in Section 3.17 of the Company Disclosure Letter, the Company is not a party to any Contract which purports to restrict or prohibit in any material respect the Company from, directly or indirectly, engaging in any business currently engaged in by the Company. To the knowledge of the Company, except as set forth in
Section 3.17 of the Company Disclosure Letter, none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company from, directly or indirectly, engaging in any business currently engaged in by the Company.

                  SECTION 3.18 CERTAIN AGREEMENTS. Except as set forth in
Section 3.18 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or any Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature contemplated by this Agreement, or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  SECTION 3.19 REAL PROPERTY. (a) Neither the Company nor any Company Subsidiary owns fee title to any real property.

                           (b) Except as set forth in Section 3.19(b) of the
Company Disclosure Letter (the "COMPANY REAL PROPERTY LEASES"), neither the Company nor any Company Subsidiary is a party to any material lease, sublease and other agreement under which the Company or any Company Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore made available to the Parent correct and complete copies of all Company Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder). Assuming the due authorization, execution and delivery by the other parties thereto, each Company Real Property Lease constitutes the valid and legally binding obligation of the Company or any Company Subsidiary enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect on the Company. All material amounts payable by the Company or any Company Subsidiary as tenant under each Company Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any Company Subsidiary exists under any Company Real Property Lease. The Company and the Company Subsidiaries have a valid leasehold interest in each parcel of real property leased by them free and clear of all Liens, except (a) Taxes and general and special assessments not in default and payable without penalty and interest, (b) Liens under applicable Law, and (c) other Liens which do not materially interfere with the Company's or any Company Subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  SECTION 3.20 LABOR MATTERS. (a) Section 3.20 of the Company Disclosure Letter sets forth a list of (i) all employment agreements currently in effect providing for annual base salary in excess of $200,000 or which extend for more than one year after the Effective Time and (ii) any labor or collective bargaining agreements, to which the Company or any Company Subsidiary is a party. The Company has heretofore made available to the Parent correct and complete copies of the employment agreements listed on Section 3.20 of the Company Disclosure Letter, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

                           (b) Neither the Company nor any Company Subsidiary is
the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any Company Subsidiary to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Company or any Company Subsidiary. No strike or other labor dispute involving the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company or any Company Subsidiary seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for such disputes or activity which, individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 3.21 CUSTOMERS. Section 3.21 of the Company Disclosure Letter sets forth a list of (a) the top 25 customers of the Company and the Company Subsidiaries (based on revenue through August 31st of the current fiscal year), (b) for each such customer, the amount of the dollar volume for such period, and (c) confirmation of whether a written agreement exists between the Company or any Company Subsidiary and each such customer and the effective date of each such written agreement. Except as has not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the relationships of the Company and the Company Subsidiaries with such customers are good commercial working relationships. Except as set forth in
Section 3.21 of the Company Disclosure Letter, no person listed in Section 3.21 of the Company Disclosure Letter has, within the last twelve months, canceled or otherwise terminated the relationship of such person with the Company or any of the Company Subsidiaries.

                  SECTION 3.22 INVESTMENT COMPANY ACT. Neither the Company nor any Company Subsidiary is an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  SECTION 3.23 BROKERS. Except as set forth in Section 3.23 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent correct and complete copies of all agreements between the

Company and any financial advisor that would be entitled to any payment related to the Merger or such other transactions.

                  SECTION 3.24 CERTAIN STATUTES. The Board of Directors of the Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the DGCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each, a "TAKEOVER STATUTE") is, as of the date of this Agreement, applicable to the Merger or such other transactions.

                  SECTION 3.25 VOTE REQUIRED. The affirmative vote by Company Stockholders representing (a) a majority of the Company Common Stock voting as a single class, (b) a majority of the Company Preferred Stock voting as a single class, and (c) a majority of the Company Common Stock and the Company Preferred Stock voting together as a single class (clauses (a), (b) and (c) being referred to collectively as the "REQUISITE COMPANY VOTE") are the only votes of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the DGCL, the CGCL, if applicable, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

                  SECTION 3.26 REGISTRATION STATEMENT. None of the information to be supplied by the Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the "REGISTRATION STATEMENT") will, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company, the Company Subsidiary or any of their respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement, the Company shall promptly inform the Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Parent and Merger Sub which is contained in any of the foregoing documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

                  Each of the Parent and Merger Sub represents and warrants to the Company that:

                  SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Parent, Merger Sub, and each subsidiary of the Parent (collectively, the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent, Merger Sub and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE PARENT" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Parent or any Parent Subsidiaries that is or could reasonably be expected to be materially adverse to the Parent and the Parent Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or to consummate the transactions contemplated by hereby, other than any change or effect relating to, arising out of or resulting from (i) general changes relating to the internet infrastructure or telecommunications industry or (ii) general changes in United States economic conditions, (iii) general changes in the United States securities markets or (iv) the announcement of the execution of this Agreement or the pendancy or occurrence of any of the transactions contemplated hereby.

                  SECTION 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Parent's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "PARENT CHARTER DOCUMENTS") that are exhibits to the Parent's annual report on Form 10-K for the year ended December 31, 1999 are correct and complete copies of those documents. The copies of Merger Sub's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "MERGER SUB CHARTER DOCUMENTS") previously delivered by the Parent to the Company, are correct and complete copies of those documents. The Parent Charter Documents, the Merger Sub Charter Documents and all comparable organizational documents of the other Parent Subsidiaries are in full force and effect. Neither the Parent nor any Parent Subsidiary is in violation of any of the provisions of its organized documents.

                  SECTION 4.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Parent
consists of (i) 2,404,031,240 shares of Parent Common Stock, (ii) 522,254,782 shares of Class B Common Stock, par value $.01 per share ("PARENT CLASS B COMMON STOCK"), and (iii) 20,000,000 shares of Preferred Stock, par value $.01 per share ("PARENT PREFERRED STOCK"). As of October 2, 2000, (A) 483,025,721 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights,
(B) 67,538,544 shares of Parent Class B Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (C) no shares of Parent Preferred Stock were outstanding, (D) 93,747,253 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants to acquire shares of Parent Common Stock ("PARENT STOCK OPTIONS"), and (E) 57,369,492 shares of Parent Common Stock were reserved for issuance upon conversion of the Parent's 6.15% Convertible Subordinated Notes due 2010. Except as set forth above, as of October 2, 2000, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Parent Stock Options outstanding on such date or in the ordinary course of business.

                           (b) Except (i) for outstanding Parent Stock Options,
(ii) for outstanding shares of Parent Class B Common Stock and (iii) as set forth in Section 4.3(b) of the disclosure letter previously delivered by the Parent to the Company (the "PARENT DISCLOSURE LETTER"), there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent, Merger Sub or any Parent Subsidiary or obligating the Parent, Merger Sub or any Parent Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into the capital stock or other equity interests in the Parent, Merger Sub or any Parent Subsidiary.

                           (c) There are no outstanding contractual obligations
of the Parent, Merger Sub or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of Merger Sub or any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Parent or a Parent Subsidiary is free and clear of all Liens except for Liens under applicable Law. There are no outstanding material contractual obligations of the Parent, Merger Sub or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary that is not wholly owned by the Parent, or in any other person.

                           (d) The authorized capital stock of Merger Sub
consists of 1,000 shares of Sub Common Stock. All of the issued and outstanding shares of Sub Common Stock are (A) owned by the Parent or a Parent Subsidiary wholly owned by the Parent and (B) duly authorized, validly issued, fully paid and nonassessable.

                           (e) All shares of Parent Common Stock to be issued in
the Merger and all shares of Parent Common Stock to be issued upon the exercise of Company Stock Options and Company Warrants to be assumed by the Parent pursuant to this Agreement, when issued, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens.

                  SECTION 4.4 AUTHORITY.

                           (a) Each of the Parent and Merger Sub has all
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of the Parent and Merger Sub and the consummation by each of the Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by each of the Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                           (b) Each of the Board of Directors of the Parent and
Merger Sub (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company.

                  SECTION 4.5 NO CONFLICT.

                           (a) The execution and delivery of this Agreement by
the Parent and Merger Sub do not, and the performance of this Agreement by each of the Parent and Merger Sub will not:

                                    (i) conflict with or violate any provision
of the Parent Charter Documents, Merger Sub Charter Documents or any comparable organizational documents of any other Parent Subsidiary;

                                    (ii) assuming (w) that all consents,
approvals, authorizations and other actions described in Section 4.6 have been obtained, (x) all

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

filings and obligations described in Section 4.6 have been made, (y) all applicable waiting periods have terminated or expired and (z) approval of this Agreement by the Requisite Company Vote, conflict with or violate any Law applicable to the Parent, Merger Sub or any Parent Subsidiary or by which any property or asset of the Parent, Merger Sub or any Parent Subsidiary is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent; or

                                    (iii) result in any breach of or constitute
a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Parent, Merger Sub, or any Parent Subsidiary under, any Contract to which the Parent, Merger Sub or any Parent Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (b) Section 4.5(b) of the Parent Disclosure Letter
sets forth a correct and complete list in all material respects of Contracts to which the Parent or any Parent Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                  SECTION 4.6 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for (a) applicable requirements of the Exchange Act, (b) applicable requirements of the Securities Act, (c) applicable requirements of Blue Sky Laws, (d) the rules and regulations of NASDAQ/NMS, (e) applicable requirements of Takeover Statutes, (f) the pre-merger notification requirements of the HSR Act, (g) for the filing of the Certificate of Merger as required by the DGCL, or (h) such consents, approvals, authorizations, permits, filings or notifications the failure of which to obtain or make has not and could not reasonably be expected to result in a Material Adverse Effect on the Parent and Parent Subsidiaries taken as a whole.

                  SECTION 4.7 PERMITS; COMPLIANCE WITH LAW. Each of the Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of the Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Parent or any Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected or (ii) any Parent Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.8 SEC FILINGS; FINANCIAL STATEMENTS.

                           (a) The Parent has filed all forms, reports,
schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act with the SEC since October 29, 1997 (collectively, including any such documents filed subsequent to the date of this Agreement, the "PARENT SEC REPORTS"). The Parent SEC Reports, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Parent SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                           (b) Each of the consolidated balance sheets included
in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Parent as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Parent and the consolidated Parent Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated. All of such balance sheets and financial statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                           (c) Except as and to the extent set forth on the
consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of December 31, 1999 including the related notes, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1999 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                           (a) Except as set forth in Section 4.9(a) of the
Parent Disclosure Letter, since December 31, 1999, the Parent, Merger Sub and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Parent.

                           (b) Except as disclosed in the Parent SEC Reports
filed with the SEC since December 31, 1999 and which have been filed and are publicly available at least two business days prior to the date of this Agreement (the "PARENT FILED SEC REPORTS"), except as permitted pursuant to
Section 5.2 and except as set forth in Section 4.9(a) of the Parent Disclosure Letter, since December 31, 1999, there has not been:

                                    (i) any damage, destruction or other
casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent;

                                    (ii) any material change by the Parent in
its or any Parent Subsidiary's accounting methods, principles or practices, except as required by GAAP;

                                    (iii) any declaration, setting aside or
payment of any dividend or distribution in respect of Parent Shares or any redemption, purchase or other acquisition of any of the Parent's securities;

                                    (iv) any increase in the compensation or
benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law;

                                    (v) (A) any incurrence or assumption by the
Parent or any Parent Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Parent or any Parent Subsidiary for the obligations of any other person (other than any wholly-owned Parent Subsidiary), other than in the ordinary course of business consistent with past practice;

                                    (vi) any creation or assumption by the
Parent or any Parent Subsidiary of any Lien on any material asset of the Parent or any Parent Subsidiary, other than in the ordinary course of business, consistent with past practice and other than between the Parent and the Parent Subsidiaries;

                                    (vii) any making of any loan, advance or
capital contribution to or investment in any person by the Parent or any Parent Subsidiary, other than in the ordinary course of business, consistent with past practice; or

                                    (viii) (A) any contract or agreement entered
into by the Parent or any Parent Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or
(B) any modification, amendment, assignment or termination of or relinquishment by the Parent or any Parent Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Parent other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

                  SECTION 4.10 TAX MATTERS. Neither the Parent nor Merger Sub, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 4.11 LITIGATION. Except as disclosed in the Parent Filed SEC Reports, there is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity nor to the Parent's knowledge are there any investigations or reviews by any Governmental Entity pending or threatened against, relating to or affecting the Parent or any of the Parent Subsidiaries, that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.12 ENVIRONMENTAL MATTERS. Except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent:

                           (a) the Parent and the Parent Subsidiaries are and
have been in compliance with all applicable Environmental Laws;

                           (b) there is no Environmental Claim pending or
threatened against the Parent or any Parent Subsidiary;

                           (c) there is no civil, criminal or administrative
judgment or notice of violation outstanding against the Parent or any Parent Subsidiary pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety; and

                           (d) there are no past or present events, conditions,
circumstances, activities, practices, incidents, actions or plans which may prevent compliance of the Parent or any of the Parent Subsidiaries with Environmental Laws, or which have given rise to or could reasonably be expected to give rise to an Environmental Claim against the Parent or any of the Parent Subsidiaries or to liability or obligations pursuant to Environmental Laws incurred by the Parent or any of the Parent Subsidiaries.

                  SECTION 4.13 TAXES.

                           (a) Except as to any items that would not or could
not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent, (i) the Parent and each Parent Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all tax returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them, and has paid (or the Parent has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by the Parent and the Parent Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiary other than those which are being contested in good faith and by proper proceedings by the Parent.

                           (b) The federal income tax returns of the Parent and
each Parent Subsidiary and any affiliated, consolidated, combined or unitary group that includes the Parent or any Parent Subsidiary have not to date been examined by the IRS.

                           (c) Except as has not or could not reasonably be
expected to have a Material Adverse Effect on the Parent, none of the Parent, any Parent Subsidiary, or to the Parent's knowledge, any affiliated, consolidated, combined or unitary group of which the Parent or any Parent Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a tax return must be filed which such statute of limitations has not expired or tax return has not been timely filed.

                           (d) Except as has not or could not reasonably be
expected to have a Material Adverse Effect on the Parent, (i) none of the Parent, any Parent Subsidiary or, to the Parent's knowledge, any group of which the Parent or any Parent Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Parent's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the Parent's knowledge, been asserted and (iii) no audit or investigation of the Parent or any Parent Subsidiary by any governmental authority is pending or, to the Parent's knowledge, threatened.

                  SECTION 4.14 BROKERS. Except as set forth in Section 4.14 of the Parent Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Merger Sub.

                  SECTION 4.15 CERTAIN STATUTES. The Board of Directors of the Parent has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the DGCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No Takeover Statute is, as of the date of this Agreement, applicable to the Merger or such other transactions.

                  SECTION 4.16 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                  SECTION 4.17 REGISTRATION STATEMENT. None of the information to be supplied by the Parent for inclusion in the Registration Statement will, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Parent, Merger Sub, any other Parent Subsidiary or any of their respective affiliates, officers or directors should be discovered by the Parent which should be set forth in an amendment or a supplement to the Registration Statement, the Parent shall promptly inform the Company. Notwithstanding the foregoing, the Parent makes no representations or

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

warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to keep available the services of its officers and key employees, and to preserve the goodwill of and business relationships with customers, suppliers, facilities providers and other persons having business relationships with it, with the intent that such goodwill and ongoing business relationships shall be unimpaired in all material respects at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of the Parent:

                           (a) except as required by applicable Law, adopt any
amendment to the Company Charter Documents or the comparable organizational documents of the Company Subsidiary;

                           (b) issue, reissue, sell or pledge, or authorize the
issuance, reissuance, sale or pledge of (i) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, other than the issuance of additional shares of Company Common Stock or additional shares of an existing series of Company Preferred Stock to the extent reasonably necessary to fund the Company's working capital needs prior to the Effective Date and 500,000 options to acquire shares of Company Common Stock per month (it being understood and agreed that all such shares and options will be included in the definition of Total Company Shares, will be issued under the Company Option Plans, will provide for vesting provisions consistent with past practice and will not provide for acceleration of vesting upon consummation of the Merger); PROVIDED, HOWEVER, that the Company shall not issue any such additional shares or options for any reason whatsoever during the one-week period preceding the Closing Date, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

                           (c) declare, set aside, make or pay any dividend or
other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

                           (d) split, combine, subdivide, reclassify or redeem,
retire, purchase or otherwise acquire, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                           (e) except for increases in salary, wages and
benefits of officers or employees of the Company or the Company Subsidiaries in accordance with past practice or increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status that are consistent with past practices, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiary), (ii) pay any benefit not required by any existing plan or arrangement (including the options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or
(iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, or to accelerate the vesting of any unvested options to purchase Company Common Stock that may be accelerated as a result of the consummation of the Merger or otherwise, except in each case to the extent required by applicable Law; PROVIDED, HOWEVER, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

                           (f) acquire, sell, lease, license, transfer, pledge,
encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any material property or assets, including capital stock of any Company Subsidiary (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of supplies and equipment, in either case in the ordinary course of business consistent with past practice), or enter into any material commitment or transaction outside the ordinary course of business;

                           (g) (i) except as set forth in Section 5.1(g) of the
Company Disclosure Letter, incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company or any Company Subsidiary may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit or existing equipment financing arrangements disclosed in Section 3.12 of the Company Disclosure Letter, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice;

                           (h) terminate, cancel or request any material change
in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries, taken as a whole, or enter into any Contract which would be material to the Company or the Company Subsidiaries, taken as a whole, in either case other than in the ordinary course of business consistent with past practice;

                           (i) enter into any joint venture agreement,
partnership agreement or similar arrangement;

                           (j) make or authorize any capital expenditure, other
than capital expenditures that are not, in the aggregate, for this fiscal year and fiscal year 2001, in excess of the capital expenditures provided for in the Company's budget which is set forth in Section 5.1 of the Company Disclosure Letter);

                           (k) adopt a plan of complete or partial liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or any Company Subsidiary;

                           (l) create or acquire any new subsidiary;

                           (m) take any action with respect to accounting
policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                           (n) waive, release, assign, settle or compromise any
material rights, claims or litigation;

                           (o) enter into any agreement or arrangement that
materially limits or otherwise materially restricts the Company or any Company Subsidiary, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including the Parent) or any successor thereto, from engaging or competing in the Parent's or the Company's lines of business or in any geographic area;

                           (p) make any Tax election or settle or compromise any
material federal, state, local or foreign Tax liability; or

                           (q) authorize or enter into any formal or informal
written or other agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.2 OTHER ACTIONS. During the period from the date hereof to the Effective Time, the Parent, Merger Sub and the Company shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied.

                  SECTION 5.3 NOTIFICATION OF CERTAIN MATTERS. The Parent and the Company shall promptly notify each other of: (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects, or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent and, in the case of the Company, a Material Adverse Effect on the Company; (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder; (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated hereby; and (d) the commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise relates to the consummation of the transactions contemplated hereby.

                  SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY.

                           (a) Except as required under any confidentiality
agreement or similar agreement or arrangement to which the Parent or the Company or any of the Parent Subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this
Section 5.4 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                           (b) The parties shall comply with, and shall cause
their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated September 25, 2000 (the "CONFIDENTIALITY

AGREEMENT"), between the Parent and the Company with respect to the information disclosed under this Section 5.4.

                  SECTION 5.5 NO SOLICITATION.

                           (a) From the date hereof until the termination
hereof, the Company will not, nor will it permit any Company Subsidiary, nor will it authorize or permit any officer, director or employee of the Company or any Company Subsidiary and each investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

                           (b) Immediately after the execution and delivery of
this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 5.5(a) of the obligations undertaken in this Section 5.5.

                           (c) For purposes of this Agreement, "ACQUISITION
PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any Company Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal or plan to do any of the foregoing or any agreement to engage in any of the foregoing.

                  SECTION 5.6 AFFILIATES. The Company has identified each person who, to the knowledge of the Company, is an "affiliate" of the Company under Rule 145 under the Securities Act in Section 5.6 of the Company Disclosure Letter. The Company shall deliver to the Parent, prior to the Effective Time, copies of letter agreements, each in the form of Exhibit D hereto (each, an "AFFILIATE LETTER"), executed by each such person so identified as an "affiliate" of the Company.

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

                  SECTION 5.7 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                           (a) The Parent agrees that all rights to
indemnification now existing in favor of any employee, agent, director or officer of the Company and the Company Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective charters or by-laws, in an agreement between an Indemnified Party and the Company or one of the Company Subsidiaries, or otherwise in effect on the date of this Agreement shall be maintained by the Surviving Corporation and shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; PROVIDED that in the event any claim or claims are asserted or made within such six- year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Parent also agrees to indemnify all Indemnified Parties with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by this Agreement. Without limiting the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                           (b) In the event that the Surviving Corporation or
any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, the Parent shall cause proper provision to be made so that the successors or assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7.

                  SECTION 5.8 WRITTEN CONSENT OR STOCKHOLDERS MEETING. The Company shall prepare and deliver to each Principal Stockholder a written consent in lieu of a meeting of stockholders (the "WRITTEN CONSENT"), or, if for any reason the Company cannot obtain or make use of the Written Consent after using its reasonable best efforts, the Company shall call and hold a meeting of the stockholders of the Company (the "COMPANY STOCKHOLDERS MEETING"), in either case as promptly as practicable after the Registration Statement Effective Date, for the purpose of consenting to or voting upon the approval and adoption of this Agreement. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders consents or proxies in favor of the approval and adoption of this Agreement, and shall take all other action necessary or advisable to secure Requisite Company Vote.

                  SECTION 5.9 REASONABLE BEST EFFORTS. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the

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

parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, and to assist and cooperate with the other parties to this Agreement in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated hereby. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  SECTION 5.10 REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Parent shall finish the preparation of and, with the cooperation and assistance of the Company, file with the SEC, a Registration Statement in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the Company Stockholders pursuant to the Merger. The Parent shall use commercially reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as the Parent may reasonably request in connection with such actions and the preparation of the Registration Statement.

                  SECTION 5.11 CONSENTS; FILINGS; FURTHER ACTION.

                           (a) Upon the terms and subject to the conditions of
this Agreement, each of the parties to this Agreement shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated by this Agreement required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the DGCL, (D) the CGCL, if applicable, (E) any other applicable Law and (F) the rules and regulations of NASDAQ/NMS. The parties to this Agreement shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                           (b) Without limiting the generality of Section
5.11(a), each party to this Agreement shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated hereby. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.11 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

                  SECTION 5.12 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use its reasonable best efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, the Parent or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under
Section 368(a) of the Code. The Parent shall execute and deliver to each of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Parent, and Venture Law Group, a Professional Corporation, counsel to the Company, a tax representation letter substantially in the form attached hereto as Exhibit E-1 (the "PARENT TAX REPRESENTATION LETTER"), and the Company shall execute and deliver to each of those law firms a tax representation letter substantially in the form attached hereto as Exhibit E-2 (the "COMPANY TAX REPRESENTATION LETTER"), in connection with the delivery by those law firms of the tax opinions referred to in Sections 6.2(h) and 6.3(c).

                  SECTION 5.13 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ/NMS, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

                  SECTION 5.14 OBLIGATIONS OF MERGER SUB. The Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 5.15 NASDAQ/NMS LISTINGS. The Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ/NMS, subject to official notice of issuance, prior to the Effective Time.

                  SECTION 5.16 EXPENSES. Except as otherwise provided in Section 7.5(b), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expense, except that Expenses incurred in connection with the filing fee for the Merger under the HSR Act shall be shared equally by the Parent and the Company.

                  SECTION 5.17 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and its respective board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

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

                  SECTION 5.18 EMPLOYEE BENEFITS AND STOCK OPTIONS.

                           (a) From and after the Effective Time, the Parent
shall, except as may otherwise be required by applicable Law, cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the Benefit Plans, each as in effect on the date of this Agreement (or as amended as contemplated hereby or with the prior written consent of the Parent). The Parent shall cause the Surviving Corporation to continue in effect any Company Benefit Plan under which any former employee of the Company is receiving COBRA continuation coverage as of the Effective Time until the later of (i) such time as a plan maintained by the Parent assumes such COBRA continuation coverage and (ii) such time that the COBRA continuation coverage expires other than by reason of termination of such Company Benefit Plan.

                           (b) For a period of one year following the Effective
Time, the Parent shall provide to individuals who are employed by the Company or any of the Company Subsidiaries as of the Effective Time ("AFFECTED EMPLOYEES"), employee benefits which, in the aggregate, are substantially equivalent to the benefits provided pursuant to the Benefit Plans in effect immediately prior to the Effective Time.

                           (c) Except to the extent necessary to prevent the
duplication of benefits, the Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by the Parent or any Parent Subsidiary for such Affected Employees' service with the Company or any Company Subsidiary to the same extent recognized by the Company immediately prior to the Effective Time.

                           (d) The Parent will, or will cause the Surviving
Corporation to, use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

                           (e) Notwithstanding anything to the contrary
contained in this Agreement, if, at any time from the date of this Agreement through and including the date that is two years following the Effective Time, the employment of any person who is an employee of the Company at the Effective Date (i) is terminated by the Parent or the Surviving Corporation as a result of redundancy of position or (ii) voluntarily resigns his or her employment with the Parent or the Surviving Corporation "For Good Reason" (as defined below), then the Parent shall cause the unvested portion of each Company Stock

Option held by such employee at the Effective Time to fully accelerate and become immediately exercisable. The determination as to whether any such termination of employment by Parent or the Surviving Corporation shall have been "as a result of redundancy" shall be made by Mark Spagnolo (or, in the event that Mr. Spagnolo's employment shall be terminated, his designee) in his reasonable discretion following consultation in good faith with the Parent. For the purposes of this Section 5.17(e), a resignation "FOR GOOD REASON" shall be deemed to occur if any employee resigns his or her employment with written notice to the Parent or the Surviving Corporation within 30 days after the occurrence of any of the following events: (A) a material reduction or change in job duties, responsibilities and requirements inconsistent with the employee's position with the Company and the employee's prior duties, responsibilities and requirements, taking into account the differences in job title and duties that are normally occasioned by reason of an acquisition of one company by another and that do not actually result in a material change in duties, responsibilities and requirements inconsistent with an employee's prior position with the acquired company, (B) a reduction of greater than 5% in the aggregate amount of the employee's current base salary and other non-performance based, guaranteed cash compensation, other than as a result of poor performance (without regard to any compensation payable as a result of the consummation of the Merger) or (C) a relocation of principal place of employment by more than 50 miles. The Parent agrees to deliver to the employees of the Company prior to the Closing a letter in a form acceptable to the Company, in its reasonable discretion, explaining the rights that each such employee has been granted pursuant this Section 5.18.

                  SECTION 5.19 FORM S-8. No later than three business days following the Effective Time, the Parent shall file with the SEC a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act, with respect to the Parent Common Stock issuable in respect of Company Stock Options and Company Warrants, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or statements (and maintain the current status of the prospectus contained therein), as well as comply with any applicable state securities or "blue sky" laws, for as long as such Company Stock Options and Company Warrants remain outstanding.

                  SECTION 5.20 PARENT OPTION POOL. The Parent will grant stock options to purchase 1,000,000 shares of Parent Common Stock to the employees (other than Mark Spagnolo and Robert J. Ryan, IV) of the Company (the "ADDITIONAL OPTION GRANT") at the Effective Time in order to reasonably provide incentives for, and to retain, such employees after the Effective Time. The Additional Option Grant shall be made to such employees in such amounts as shall be mutually agreed by the Parent and the Company prior to the Effective Time.

                                   ARTICLE VI

                                   CONDITIONS

                  SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                           (a) STOCKHOLDER APPROVAL. This Agreement and the
Merger shall have been duly adopted and approved by the Requisite Company Vote;

                           (b) LISTING. The shares of Parent Common Stock
issuable to Company Stockholders pursuant to this Agreement shall have been authorized for quotation on NASDAQ/NMS upon official notice of issuance.

                           (c) HSR. The waiting period applicable to the
consummation of the Merger under the HSR Act shall have expired or been terminated.

                           (d) CONSENTS. All consents, approvals and action of
any Governmental Entity required to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition that could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

                           (e) REGISTRATION STATEMENT. The Registration
Statement shall have become effective under the Securities Act and all applicable notice or waiting periods under the Securities Act, the DGCL and the CGCL, if applicable, shall have expired or been satisfied. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC, and all requests for additional information on the part of the SEC, shall have been complied with to the reasonable satisfaction of the parties hereto.

                           (f) INJUNCTIONS. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, orders, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that, individually or in the aggregate with all other such Laws, orders, injunctions or decrees, could reasonably be expected to result in a Material Adverse Effect on the Parent, a Material Adverse Effect on the Company, or a material adverse effect on the Company and the Parent and their respective subsidiaries, taken as a whole after giving effect to the Merger, and no Governmental Entity shall have instituted any proceeding seeking any such Law, order injunction or decree.

                           (g) ESCROW AGREEMENT. The Parent, the Escrow Agent
and the Escrow Representative shall have entered into the Escrow Agreement.

                  SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGER SUB. The obligations of each of the Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company set forth in this Agreement that are qualified as to "Material Adverse Effect" shall be true and correct, and the other representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all respects, except where the failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect on the Company, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The
Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                           (c) CONSENTS UNDER AGREEMENTS. The Company shall have
obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (d) EMPLOYMENT AGREEMENTS. The Employment Agreements
entered into between Mark F. Spagnolo and Robert J. Ryan, IV and the Company on the date hereof shall remain in full force and effect.

                           (e) APPRAISAL RIGHTS. The Company shall have sent to
the Company Stockholders the notices required by Section 262 of the DGCL and
Section 13 of the CGCL, if applicable, and at least 20 days shall have elapsed from the date of mailing such notice and the Company Stockholders holding no more than five percent (5%) of the outstanding capital stock of the Company shall have exercised or given notice of their intent to exercise dissenter's rights in accordance with the DGCL or the CGCL, if applicable.

                           (f) INVESTOR RIGHTS AGREEMENT. The Investor Rights
Agreement dated as of July 20, 2000 among the Company and holders of Company Preferred Stock shall have been terminated and be of no further force and effect.

                           (g) WAIVER AGREEMENTS. The Waiver Agreements dated
the date hereof between the Company and each of Mark Spagnolo and Robert J. Ryan, IV providing for the waiver of the acceleration of the vesting of Company Stock Options as a result of the execution of this Agreement and the consummation of the Merger shall remain in full force and effect.

                           (h) TAX OPINION. The Parent shall have received the
opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Parent, dated as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the reviewing of Section 368(a) of the Code, and each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such counsel of the Parent Tax Representation Letter and the Company Tax Representation Letter).

                  SECTION 6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of each of the Parent and Merger Sub set forth in this Agreement that are qualified as to "Material Adverse Effect" shall be true and correct, and the representations and warranties of the Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all respects, except where the failure be so true and correct could not reasonably be expected to have a Material Adverse Effect on the Parent, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent and Merger Sub contained in this Agreement are so qualified) signed on behalf of each of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT AND
MERGER SUB. Each of the Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing

Date, and the Company shall have received a certificate signed on behalf of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                           (c) TAX OPINION. The Company shall have received the
opinion of Venture Law Group, A Professional Corporation, counsel to the Company, dated as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such counsel of the Parent Tax Representation Letter and the Company Tax Representation Letter).


                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                           (a) by mutual written consent of the Parent and the
Company duly authorized by their respective boards of directors;

                           (b) by either the Parent or the Company, if the
Effective Time shall not have occurred on or before March 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                           (c) by either the Parent or the Company, if any
order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

                           (d) by the Parent or the Company, if this Agreement
shall fail to receive the Requisite Company Vote by the Written Consent or at the Company Stockholders Meeting or any adjournment or postponement thereof;

                           (e) by the Parent, upon a breach of any material
representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, the Parent may not terminate this Agreement for a 20 day period from the date the Parent gives the Company notice of the proposed termination; or

                           (f) by the Company, upon breach of any material
representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(b) would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by the Parent through its reasonable best efforts and for so long as the Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement for a 20 day period from the date the Company gives the Parent notice of the proposed termination.

                  SECTION 7.2 EFFECT OF TERMINATION. Except as provided in
Section 9.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent, Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease, subject to the remedies of the parties as set forth in Article VIII; PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the wilful and material breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

                  SECTION 7.3 AMENDMENT. This Agreement may be amended by the agreement of each of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would (i) reduce the amount or change the type of consideration into which each share of Company Common Stock or Company Preferred Stock shall be converted upon consummation of the Merger or (ii) affect Article VIII of this Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  SECTION 7.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) subject to the proviso of Section 7.3, waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 7.5 EXPENSES FOLLOWING CERTAIN TERMINATION EVENTS. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section
5.16. For purposes of this Agreement, "EXPENSES" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby.


                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                       AND REMEDIES, CONTINUING COVENANTS

                  SECTION 8.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of the Company contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Parent, until that date (the "ESCROW RELEASE DATE") which is the earlier of (i) the termination of this Agreement or (ii) the first anniversary of the Effective Time.

                  SECTION 8.2 AGREEMENT TO INDEMNIFY. Subject to the provisions of Sections 8.3 and 8.4 below, the Company Stockholders (the "INDEMNITORS") will, severally, on a PRO RATA basis, and not jointly, indemnify and hold harmless the Parent and the Surviving Corporation and their respective officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control the Parent or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each an "INDEMNIFIED PERSON" and collectively, "INDEMNIFIED PERSONS") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (collectively, "DAMAGES"), directly or indirectly incurred, resulting or and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement, in the Company Disclosure Letter, or in any certificate delivered by or on behalf of the Company of an officer of the Company pursuant to any provision of Article 6 (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date).

                  SECTION 8.3 LIMITATIONS AND EXCEPTIONS TO INDEMNIFICATION.

                           (a) In seeking indemnification from an Indemnitor,
the Indemnified Persons will exercise their remedies solely with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement.

                           (b) The Indemnification provided for in Section 8.2
shall not apply unless and until the aggregate cumulative Damages for which one or more

Indemnified Persons have sought indemnification under this Section, exclusive of legal fees, exceeds $750,000 (the "BASKET") and then the indemnification shall extend to the amount of such cumulative Damages.

                  SECTION 8.4 INDEMNIFICATION PROCEDURES.

                           (a) Promptly after receipt by an Indemnified Person
of notice of the commencement of any claim or demand asserted by a third party (a "THIRD PARTY CLAIM"), such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnitors, notify the Escrow Representative in writing of the commencement thereof (an "INDEMNITY NOTICE"), PROVIDED that
(i) the failure to notify the Escrow Representative will not relieve the Indemnitors from any liability which they may have hereunder unless and except to the extent such failure results in the forfeiture by the Indemnitors of substantial rights and defenses, and (ii) the omission so to notify the Escrow Representative will not relieve the Indemnitors from liability which they may have to an Indemnified Person otherwise than on account of this indemnity or in connection with the transactions contemplated under this Agreement. In case any such proceedings are brought against any Indemnified Person and it notifies the Escrow Representative of the commencement thereof, the Escrow Representative will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; PROVIDED that, if the defendants in any such proceedings include both the Indemnified Person and an Indemnitor, and the Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnitor, the Indemnified Person shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnified Person, if, in the reasonable judgment of the Indemnified Person, (x) the Indemnitor has a conflicting or contrary defense or position or (y) the Indemnitor fails to adequately assert such defense. Upon receipt of notice from the Escrow Representative to such Indemnified Person of the Escrow Representative's election so to assume the defense of such proceedings and approval by the Indemnified Person of counsel, the Indemnitor will not be liable to such Indemnified Person for expenses incurred hereafter by the Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnitor shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel firm in the jurisdiction in which any proceeding is brought), approved by the Indemnified Parties, representing all the Indemnified Parties who are parties to such proceedings), (ii) the Escrow Representative shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the proceedings or (iii) the Escrow Representative has authorized in writing the employment of counsel for the Indemnified Person. The indemnity and reimbursement obligations of an Indemnitor hereunder shall be binding upon and inure to the benefit of any successors of the Indemnitor and any Indemnified Person. If an Indemnified Person seeks to settle any Third Party Claim and in respect of which Third Party Claim such Indemnified Person might seek indemnity under this
Section 8.4(a), then such Indemnified Person shall obtain the prior written consent of the Escrow Representative to such settlement, which consent shall not be unreasonably withheld, conditioned or delayed.

                           (b) In the event of any claim or demand, including
Third Party Claims, in respect of which an Indemnified Person might seek indemnity under this Section 8.4(a), the Indemnified Person shall deliver notice with reasonable promptness to the Escrow Representative. The failure by any Indemnified Person to give notice shall not impair such party's rights hereunder except to the extent that an Indemnitor demonstrates that it has been irreparably prejudiced thereby. The Escrow Representative will notify the Indemnified Person within the 30 day period following its actual receipt of such notice (the "DISPUTE PERIOD") as to whether the Escrow Representative disputes the liability to the Indemnified Person hereunder. If the Escrow Representative notifies the Indemnified Person that it does not dispute the claim described in such notice, or fails to notify the Indemnified Person within the Dispute Period whether the Escrow Representative disputes the claim described in such Indemnity Notice, the Damages specified in the notice will be conclusively deemed a liability of the Indemnitors and the Indemnitors shall pay the amount of such Loss, when it has been finally determined, to the Indemnified Person on demand. If the Escrow Representative has timely disputed the liability with respect to such claim, the Escrow Representative and the Indemnified Person will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within 60 days following the Indemnified Person's receipt of a written notice from the Escrow Representative disputing such claim, such dispute shall be finally settled by litigation in a court of competent jurisdiction.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 CERTAIN DEFINITIONS. For purposes of this
Agreement:

                           (a) The term "AFFILIATE," as applied to any person,
means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                           (b) The term "BUSINESS DAY" means any day, other than
Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included EXCEPT that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                           (c) The term "INCLUDING" means, unless the context
clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                           (d) The term "PERSON" shall include individuals,
corporations, limited and general partnerships, trusts, limited liability companies, limited liability partnerships, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "GROUP" as such term is defined in Section 13(d)(3) of the Exchange Act).

                           (e) The term "SUBSIDIARY" or "SUBSIDIARIES" means,
with respect to the Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

                  SECTION 9.2 SURVIVAL. The representations, warranties and agreements in this Agreement and in any instrument delivered under this Agreement shall terminate upon the termination of this Agreement under Section
7.1 or on the first anniversary of the Effective Time; PROVIDED that in the case of a termination pursuant to Section 7.1, the agreements set forth in Sections 5.4(b), 5.16, 7.2 and 7.5 and this Article IX shall survive termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 9.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  SECTION 9.4 GOVERNING LAW AND VENUE, WAIVER OF JURY TRIAL.

                           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND
IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. The parties hereto irrevocably submit to the jurisdiction of the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4(b).

                  SECTION 9.5 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, sent by a nationally recognized overnight courier service or by facsimile:

                           IF TO THE PARENT OR MERGER SUB, TO:

                           Metromedia Fiber Network, Inc.
                           c/o Metromedia Company
                           One Meadowlands Plaza
                           East Rutherford, New Jersey  07073
                           Attention:  Arnold L. Wadler, Esq.
                           Fax:  (201) 531-2803

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                           WITH A COPY TO:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention:  Douglas A. Cifu, Esq.
                           Fax:  (212) 757-3990

                           IF TO THE COMPANY, TO:

                           SiteSmith, Inc.
                           3283 Scott Boulevard
                           Santa Clara, California 95054
                           Attention:  Mark Spagnolo
                           Fax:  (408) 588-1204

                           WITH A COPY TO:

                           Venture Law Group
                           2800 Sand Hill Road
                           Menlo Park, California  94025
                           Attention:  Steven J. Tonsfeldt, Esq.
                           Fax:  (650) 233-8386

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  SECTION 9.6 ENTIRE AGREEMENT. This Agreement (including any exhibits and annexes to this Agreement), the Escrow Agreement, Affiliate Letters, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

                  SECTION 9.7 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 5.7 and Article VIII, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

                  SECTION 9.8 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall

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

not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

                  SECTION 9.9 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or annex, that reference shall be to a Section of or exhibit or annex to this Agreement unless otherwise indicated.

                  SECTION 9.10 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that the Parent may designate, by written notice to the Company, a Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Parent Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Parent Subsidiary as of the date of such designation.

                  SECTION 9.11 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                  [Remainder of Page Intentionally Left Blank]



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                  IN WITNESS WHEREOF, this Merger Agreement has been duly
executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.


                                   METROMEDIA FIBER NETWORK, INC.


                                   By:  /s/  Silvia Kessel
                                        ---------------------------------------
                                        Name:     Silvia Kessel
                                        Title:    Executive Vice President


                                   SITESMITH, INC.


                                   By:  /s/  Mark F. Spagnolo
                                        ---------------------------------------
                                        Name:     Mark F. Spagnolo
                                        Title:    Chairman and Chief
                                                  Executive Officer


                                   AQUEDUCT ACQUISITION CORP.


                                   By:  /s/  Silvia Kessel
                                        ---------------------------------------
                                        Name:     Silvia Kessel
                                        Title:    Vice President


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